GAMING AND LEISURE PROPERTIES, INC. REPORTS THIRD QUARTER 2021 RESULTS

WYOMISSING, PA — October 28, 2021 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the quarter ended September 30, 2021.

Financial Highlights

	Three Months Ended September 30,
(in millions, except per share data)	2021	2020
Total Revenue	$298.7	$307.6
Income from Operations	$225.1	$200.7
Net Income	$149.1	$127.1
FFO (1)	$209.1	$182.2
AFFO (2)	$207.2	$194.6
Adjusted EBITDA (3)	$276.7	$265.2

Net income, per diluted common share (4)	$0.63	$0.58
FFO, per diluted common share	$0.89	$0.83
AFFO, per diluted common share	$0.88	$0.89

(1)  FFO is net income, excluding gains or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  AFFO is FFO, excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, gains on sales of operations, net of tax, and losses on debt extinguishment, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, income tax expense, depreciation, gains or losses from sales of property and operations net of tax, stock based compensation expense, straight-line rent adjustments, amortization of land rights, and losses on debt extinguishment.

(4)  Net income, per diluted common share for the three months ended September 30, 2021 benefited from the July 1, 2021 sale of the Hollywood Casino Perryville operations which resulted in an after-tax gain of $11.3 million and third quarter rental income on the property partially offset by the prior year earnings at the facility. The net impact of these items was a benefit of $0.04 per diluted share for the three months ended September 30, 2021.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "The strong earnings growth GLPI achieved in the first half of 2021 continued with another period of consistent earnings in the third quarter. Our third quarter net income and AFFO exceeded the comparable period in 2020 by 17.3% and 6.4%, respectively, demonstrating our ability to consistently build value by working creatively and collaboratively with existing tenants through the pandemic, while establishing new relationships with leading regional gaming operators. During the quarter, we completed the sale of the operations of Hollywood Casino Perryville, resulting in proceeds of approximately $31 million. We are delighted to further expand our relationship with Penn National Gaming through this transaction while enhancing GLPI’s forward earnings visibility by divesting and converting a TRS operating asset into a property generating recurring rental income.

“GLPI’s high quality tenant roster continues to highlight the strength and resiliency of regional gaming markets as our operators continue to enjoy strong consumer demand and elevated margins. These factors, combined with several additions to our portfolio over the past year, contributed to the strength of our third quarter AFFO along with the trigger of certain rent escalations. Furthermore, our four publicly traded tenants, which in aggregate account for 99% of our annual rent contributions, have significantly bolstered their balance sheets and enhanced their liquidity since the onset of the pandemic.

“Our record of consistent value creation also reflects our ongoing commitment to balance sheet strength which has positioned GLPI as an investment grade issuer. Looking forward, we believe GLPI is well positioned to deliver further growth as we pursue additional portfolio expansion and diversification while benefiting from the ongoing strength in regional gaming markets, with many of the operations at GLPI’s properties continuing to generate record results. Taken together, these factors support our confidence that the Company is well positioned to extend its long-term record of shareholder value creation.”

Recent Developments

•As of October 28, 2021, all 50 of GLPI's properties are open to the public, (including Hollywood Casino Baton Rouge which is owned and operated by the Company's taxable REIT subsidiary and has been contracted for sale, as described below).

•On July 1, 2021, GLPI completed the previously announced sale of the operations of Hollywood Casino Perryville to Penn National Gaming, Inc. (NASDAQ: PENN) ("Penn") for $31.1 million in cash. GLPI entered into a new triple net lease with Penn for an initial term of 20 years, with three 5-year renewal options, for the real estate assets associated with the property for an initial annual rent of $7.77 million, $5.83 million of which will be subject to annual escalation of 1.5% beginning in the second lease year through the fourth lease year and then increasing by 1.25% for each year of the remaining lease term to the extent CPI increases by at least 0.5% for the preceding lease year.

•On April 13, 2021, GLPI announced an expansion of its relationship with Bally's Corporation (NYSE: BALY) ("Bally's") to acquire the real estate assets of Bally's casino properties in Rock Island, Illinois and Black Hawk, Colorado, for total consideration of $150 million. The parties expect to add the properties to the master lease created in connection with Bally's acquisition of Tropicana Evansville and Dover Downs Hotel & Casino (the "Bally's Master Lease") (described more fully below). These transactions are expected to generate incremental annualized rent of $12.0 million, with a normalized rent coverage of 2.25x in the first calendar year post-acquisition. The transactions are expected to close in early 2022.

•Bally’s also granted GLPI a right of first refusal to fund the real property acquisition or development project costs associated with all potential future transactions in Michigan, Maryland, Virginia and New York through one or more sale-leaseback or similar transactions for a term of seven years.

•Bally’s agreed to acquire both GLPI’s non-land real estate assets and Penn's outstanding equity interests in Tropicana Las Vegas Hotel and Casino, Inc. for an aggregate cash acquisition price of $150 million. GLPI will retain ownership of the land and concurrently enter into a 50-year ground lease with Bally's for an initial annual rent of $10.5 million. The ground lease will be supported by a Bally’s corporate guarantee and cross-defaulted with the Bally’s Master Lease. This transaction is expected to close in early 2022.

•On December 15, 2020, the Company announced an agreement to sell the operations of Hollywood Casino Baton Rouge ("HCBR") to Casino Queen for $28.2 million. GLPI will continue to own the real estate and will enter into an amended master lease with Casino Queen, which will include both their current DraftKings at Casino Queen property in East St. Louis and the HCBR facility, for annual cash rent of $21.4 million with a new initial term of 15 years and four 5-year extensions. This rental amount will be increased annually by 0.5% for the first six years. Beginning with the seventh lease year through the remainder of the lease term, if the Consumer Price Index ("CPI") increases by at least 0.25% for any lease year, then annual rent shall be increased by 1.25%, and if the CPI increase is less than 0.25%, then rent will remain unchanged for such lease year. GLPI will complete the previously announced landside development project at HCBR and the rent under the master lease will be adjusted upon completion to reflect a yield of 8.25% on GLPI's project costs. GLPI also secured a right of first refusal with Casino Queen for other sale leaseback transactions for up to an incremental $50 million of rent over the next two years. Finally, upon the closing of the transaction, which is expected in the fourth quarter of 2021, subject to regulatory approvals and customary closing conditions, GLPI will receive a one-time cash payment of $4 million in satisfaction of the outstanding loan to Casino Queen.

•In accordance with the rent deferral agreement that was signed in 2020 with Casino Queen, $2.1 million of rent was deferred due to the property's temporary closure in the first quarter of 2021. Approximately $0.9 million was collected during the third quarter of 2021 and it is anticipated that the remainder will be collected at the closing of the HCBR transaction.

•On October 27, 2020, the Company entered into a series of definitive agreements pursuant to which a subsidiary of Bally's acquired 100% of the equity interests in the Caesars Entertainment, Inc. (NASDAQ: CZR) ("Caesars")

subsidiary that operated Tropicana Evansville and the Company reacquired the real property assets of Tropicana Evansville from Caesars for a cash purchase price of approximately $340.0 million. The Company also entered into a real estate purchase agreement with Bally's pursuant to which it acquired the real estate assets of the Dover Downs Hotel & Casino, located in Dover, Delaware, which is currently operated by Bally's, for a cash purchase price of approximately $144.0 million. These transactions closed on June 3, 2021 and the Tropicana Evansville and Dover Downs Hotel & Casino facilities were added to the new Bally's Master Lease. The Bally's Master Lease has an initial term of 15 years, with no purchase option, followed by four five-year renewal options (exercisable by Bally's) on the same terms and conditions. Rent under the Bally's Master Lease is $40.0 million annually, subject to an annual escalator of up to 2% determined in relation to the annual increase in the CPI.

•The Company's leases contain variable rent that are reset on varying schedules depending on the specific lease. In the aggregate, the portion of cash rents that are variable represented approximately 15% of GLPI's 2020 full year cash rental income. Of that 15% variable rent, approximately 29% resets every five years which is associated with the Penn Master Lease and the Casino Queen lease, 41% resets every two years and 30% resets monthly which is associated with the Penn Master Lease (of which approximately 51% is subject to a floor or $22.9 million annually for Hollywood Casino Toledo). The Company does not have any variable rent resets until 2022.

•During the three months ended September 30, 2021, the Company raised $182.8 million through the issuance of shares of common stock under its ATM program for average net proceeds of $49.75 per share.

Dividend
On August 27, 2021, the Company's Board of Directors declared a third quarter cash dividend of 0.67 per share on the Company's common stock. The dividend was paid on September 24, 2021 to shareholders of record on September 10, 2021.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of September 30, 2021, GLPI's portfolio consisted of interests in 50 gaming and related facilities, including approximately 35 acres of real estate at Tropicana Las Vegas and the Company's wholly-owned and operated Hollywood Casino Baton Rouge property, which is referred to as the "TRS Segment", the real property associated with 34 gaming and related facilities operated by Penn (excluding the Tropicana Las Vegas), the real property associated with 7 gaming and related facilities operated by Caesars, the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD), the real property associated with 2 gaming and related facilities operated by Bally's and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 17 states and contain approximately 25.3 million square feet of improvements.

Conference Call Details

The Company will hold a conference call on October 29, 2021 at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13724383
The playback can be accessed through Friday, November 5, 2021.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Rental income	$283,253	$267,555	$821,197	$762,711
Interest income from real estate loans	—	5,574	—	19,130
Total income from real estate	283,253	273,129	821,197	781,841
Gaming, food, beverage and other	15,459	34,425	96,819	71,163
Total revenues	298,712	307,554	918,016	853,004

Operating expenses
Gaming, food, beverage and other	5,766	18,175	48,074	39,536
Land rights and ground lease expense	9,414	8,084	24,338	21,943
General and administrative	13,066	22,510	45,969	51,728
(Gains) losses from dispositions	(14,815)	4	(14,722)	(3)
Depreciation	60,182	58,080	177,033	172,033
Total operating expenses	73,613	106,853	280,692	285,237
Income from operations	225,099	200,701	637,324	567,767

Other income (expenses)
Interest expense	(70,432)	(70,179)	(211,258)	(211,657)
Interest income	6	22	184	491
Losses on debt extinguishment	—	(779)	—	(18,113)
Total other expenses	(70,426)	(70,936)	(211,074)	(229,279)

Income before income taxes	154,673	129,765	426,250	338,488
Income tax provision	5,614	2,639	11,791	2,118
Net income	$149,059	$127,126	$414,459	$336,370

Earnings per common share:
Basic earnings per common share	$0.63	$0.58	$1.77	$1.55
Diluted earnings per common share	$0.63	$0.58	$1.77	$1.55

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended September 30,		Three Months Ended September 30,
	2021	2020	2021	2020
Real estate	$281,251	$273,129	$268,141	$254,410
TRS Segment (1)	17,461	34,425	8,545	10,821
Total	$298,712	$307,554	$276,686	$265,231

	TOTAL REVENUES		ADJUSTED EBITDA
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Real estate	819,195	781,841	$783,962	$754,278
TRS Segment (1)	98,821	71,163	$35,486	$16,626
Total	$918,016	$853,004	$819,448	$770,904

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expense (2)
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Real estate general and administrative expenses	$9,976	$17,081	30,768	36,727
TRS Segment general and administrative expenses	3,090	5,429	15,201	15,001
Total reported general and administrative expenses	$13,066	$22,510	$45,969	$51,728

(1) On July 1, 2021, the Company sold the operations of Hollywood Casino Perryville and entered into a triple net lease with Penn for the use of the real estate. As a result, the TRS segment had rental income of $2.0 million for the Perryville Lease for the three and nine month period ended September 30, 2021.

(2) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended September 30, 2021	Building base rent	Land base rent	Percentage rent	Total cash rental income	Straight-line rent adjustments	Ground rent in revenue	Other rental revenue	Total rental income
Penn Master Lease	$69,852	$23,493	$24,328	$117,673	$2,232	$736	$—	$120,641
Amended Pinnacle Master Lease	57,936	17,814	6,695	82,445	(4,837)	1,916	—	79,524
Penn Meadows Lease	3,953	—	2,261	6,214	573	—	22	6,809
Penn Morgantown Lease	—	750	—	750	—	—	—	750
Penn Perryville Lease (1)	1,457	486	—	1,943	60	—	—	2,003
Caesars Master Lease	15,629	5,932	—	21,561	2,589	403	—	24,553
Lumiere Place Lease	5,701	—	—	5,701	—	—	—	5,701
BYD Master Lease	19,289	2,946	2,461	24,696	574	400	—	25,670
BYD Belterra Lease	682	473	454	1,609	(303)	—	—	1,306
Bally's Master Lease	10,000	—	—	10,000	—	1,809	—	11,809
Casino Queen Lease	2,811	—	1,676	4,487	—	—	—	4,487
Total	$187,310	$51,894	$37,875	$277,079	$888	$5,264	$22	$283,253

Nine Months Ended September 30, 2021	Building base rent	Land base rent	Percentage rent	Total cash rental income	Straight-line rent adjustments	Ground rent in revenue	Other rental revenue	Total rental income
Penn Master Lease	$209,555	$70,477	$74,282	$354,314	$6,695	$2,329	$12	$363,350
Amended Pinnacle Master Lease	172,294	53,442	20,084	245,820	(14,510)	5,353	—	236,663
Penn Meadows Lease	11,858	—	6,784	18,642	1,717	—	135	20,494
Penn Morgantown Lease	—	2,250	—	2,250	—	—	—	2,250
Penn Perryville Lease (1)	1,457	486	—	1,943	60	—	—	2,003
Caesars Master Lease	46,886	17,796	—	64,682	7,768	1,208	—	73,658
Lumiere Place Lease	17,103	—	—	17,103	—	—	—	17,103
BYD Master Lease	57,362	8,839	7,384	73,585	1,722	1,175	—	76,482
BYD Belterra Lease	2,028	1,420	1,363	4,811	(908)	—	—	3,903
Bally's Master Lease	13,111	—	—	13,111	—	2,569	—	15,680
Casino Queen Lease	6,022	—	3,589	9,611	—	—	—	9,611
Total	$537,676	$154,710	$113,486	$805,872	$2,544	$12,634	$147	$821,197

(1)    Rent for the Perryville Lease has been recorded in the TRS segment.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$149,059	$127,126	$414,459	$336,370
Losses (gains) from dispositions of property	824	4	917	(3)
Real estate depreciation	59,205	55,098	172,377	163,928
Funds from operations	$209,088	$182,228	$587,753	$500,295
Straight-line rent adjustments	(888)	(4,928)	(2,544)	5,394
Other depreciation (1)	977	2,982	4,656	8,105
Amortization of land rights	3,322	3,021	9,171	9,061
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,470	2,669	7,410	8,032
Stock based compensation	3,786	8,353	13,186	16,652
Gain on sale of operations, net of tax of $4.3 million	(11,290)	—	(11,290)	—
Losses on debt extinguishment	—	779	—	18,113
Capital maintenance expenditures (2)	(303)	(488)	(1,655)	(1,629)
Adjusted funds from operations	$207,162	$194,616	$606,687	$564,023
Interest, net	70,426	$70,157	211,074	211,166
Income tax expense	1,265	$2,639	7,442	2,118
Capital maintenance expenditures (2)	303	$488	1,655	1,629
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,470)	$(2,669)	(7,410)	(8,032)
Adjusted EBITDA	$276,686	$265,231	$819,448	$770,904

Net income, per diluted common share	$0.63	$0.58	$1.77	$1.55
FFO, per diluted common share	$0.89	$0.83	$2.51	$2.31
AFFO, per diluted common share	$0.88	$0.89	$2.59	$2.60

Weighted average number of common shares outstanding
Diluted	236,152,567	218,847,139	234,585,078	216,912,254

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, AFFO to Adjusted EBITDA and
Adjusted EBITDA to Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$135,551	$125,686	$391,440	$339,475
Losses (gains) from dispositions of property	829	—	829	—
Real estate depreciation	58,840	55,098	172,012	163,928
Funds from operations	$195,220	$180,784	$564,281	$503,403
Straight-line rent adjustments	(828)	(4,928)	(2,484)	5,394
Other depreciation (1)	471	497	1,411	1,492
Amortization of land rights	3,322	3,021	9,171	9,061
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,470	2,669	7,410	8,032
Stock based compensation	3,786	8,353	13,186	16,652
Losses on debt extinguishment	—	779	—	18,113
Capital maintenance expenditures (2)	—	(11)	(65)	(155)
Adjusted funds from operations	$204,441	$191,164	$592,910	$561,992
Interest, net (3)	65,966	65,698	197,697	199,648
Income tax expense	204	206	700	515
Capital maintenance expenditures (2)	—	11	65	155
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,470)	(2,669)	(7,410)	(8,032)
Adjusted EBITDA	$268,141	$254,410	$783,962	$754,278

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted EBITDA	$268,141	$254,410	$783,962	$754,278
Real estate general and administrative expenses	9,976	17,081	30,768	36,727
Stock based compensation	(3,786)	(8,353)	(13,186)	(16,652)
REIT Cash net operating income (4)	$274,331	$263,138	$801,544	$774,353

(1)    Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2)    Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3)    Interest, net is net of intercompany interest eliminations of $4.5 million and $13.4 million for the three and nine months ended September 30, 2021 compared to $4.5 million and $11.5 million for the corresponding periods in the prior year.

(4)    REIT cash net operating income is rental and other property income less cash property level expenses. Amounts for 2021 exclude cash rents of $1.9 million from the Perryville Lease which was recorded in the TRS segment.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
TRS Segment
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$13,508	$1,440	$23,019	$(3,105)
Losses (gains) from dispositions of property	(5)	4	88	(3)
Real estate depreciation	365	—	365	—
Funds from operations	13,868	1,444	$23,472	$(3,108)
Straight-line rent adjustments	(60)	—	(60)	—
Other depreciation (1)	506	2,485	3,245	6,613
Gain on sale of operations, net of tax of $4.3 million	(11,290)	—	(11,290)	—
Capital maintenance expenditures (2)	(303)	(477)	(1,590)	(1,474)
Adjusted funds from operations	2,721	3,452	$13,777	$2,031
Interest, net	4,460	4,459	$13,377	$11,518
Income tax expense	1,061	2,433	$6,742	$1,603
Capital maintenance expenditures (2)	303	477	$1,590	$1,474
Adjusted EBITDA	$8,545	$10,821	$35,486	$16,626

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2021	December 31, 2020
Assets
Real estate investments, net	$7,797,734	$7,287,158
Property and equipment, used in operations, net	40,085	80,618
Assets held for sale	118,118	61,448
Real estate of Tropicana Las Vegas, net	—	304,831
Right-of-use assets and land rights, net	860,538	769,197
Cash and cash equivalents	423,224	486,451
Prepaid expenses	809	2,098
Deferred tax assets, net	7,774	5,690
Other assets	36,491	36,877
Total assets	$9,284,773	$9,034,368

Liabilities
Accounts payable	$152	$375
Accrued expenses	3,030	398
Accrued interest	81,440	72,285
Accrued salaries and wages	5,115	5,849
Gaming, property, and other taxes	271	146
Income taxes	885	—
Lease liabilities	186,481	152,203
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	5,761,997	5,754,689
Deferred rental revenue	330,517	333,061
Deferred tax liabilities	—	359
Other liabilities	37,146	39,985
Total liabilities	6,407,034	6,359,350

Shareholders’ equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at September 30, 2021 and December 31, 2020)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 237,976,150 and 232,452,220 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively)	2,380	2,325
Additional paid-in capital	4,541,158	4,284,789
Accumulated deficit	(1,665,799)	(1,612,096)
Total shareholders’ equity	2,877,739	2,675,018
Total liabilities and shareholders’ equity	$9,284,773	$9,034,368

Debt Capitalization

The Company had $423.2 million of unrestricted cash and $5.76 billion in total debt at September 30, 2021.  The Company’s debt structure as of September 30, 2021 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,175 Million Revolver Due May 2023 (1)	1.6	—%	—
Unsecured Term Loan A-2 Due May 2023 (1)	1.6	1.59%	424,019
Senior Unsecured Notes Due November 2023	2.1	5.38%	500,000
Senior Unsecured Notes Due September 2024	2.9	3.35%	400,000
Senior Unsecured Notes Due June 2025	3.7	5.25%	850,000
Senior Unsecured Notes Due April 2026	4.5	5.38%	975,000
Senior Unsecured Notes Due June 2028	6.7	5.75%	500,000
Senior Unsecured Notes Due January 2029	7.3	5.30%	750,000
Senior Unsecured Notes Due January 2030	8.3	4.00%	700,000
Senior Unsecured Notes Due January 2031	9.3	4.00%	700,000
Finance lease liability	4.9	4.78%	759
Total long-term debt			5,799,778
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(37,781)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			5,761,997
Weighted average	5.4	4.63%

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%.

Rating Agency - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
PENN Master Lease (19 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
CZR Master Lease (6 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	CZR
Tropicana Laughlin	Laughlin, NV	10/1/2018	CZR
Trop Casino Greenville	Greenville, MS	10/1/2018	CZR
Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	CZR
Isle Casino Hotel Bettendorf	Bettendorf, IA	12/18/2020	CZR
Isle Casino Hotel Waterloo	Waterloo, IA	12/18/2020	CZR
BYD Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Bally's Master Lease ( 2 properties)
Tropicana Evansville	Evansville, IN	06/03/2021	BALY
Dover Downs	Dover, DE	06/03/2021	BALY
Single Asset Leases
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	10/15/2018	BYD
Lumière Place	St. Louis, MO	10/1/2018	CZR
The Meadows Racetrack and Casino	Washington, PA	9/9/2016	PENN
Hollywood Casino Morgantown	Morgantown, PA	10/1/2020	PENN
Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
Hollywood Casino Perryville	Perryville, MD	7/1/2021	PENN
TRS Segment
Hollywood Casino Baton Rouge	Baton Rouge, LA	11/1/2013	GLPI
Tropicana Las Vegas	Las Vegas, NV	4/16/2020	PENN

Lease Information

	Master Leases
	PENN Master Lease	PENN Amended Pinnacle Master Lease	Caesars Amended and Restated Master Lease	BYD Master Lease	Bally's Master Lease
Property Count	19	12	6	3	2
Number of States Represented	10	8	5	2	2
Commencement Date	11/1/2013	4/28/2016	10/1/2018	10/15/2018	6/3/2021
Lease Expiration Date	10/31/2033	4/30/2031	9/30/2038	04/30/2026	06/02/2036
Remaining Renewal Terms	15 (3x5 years)	20 (4x5 years)	20 (4x5 years)	25 (5x5 years)	20 (4x5 years)
Corporate Guarantee	Yes	Yes	Yes	No	Yes
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage (1)	1.1	1.2	1.2	1.4	1.35
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	2%	(3)	2%	(4)
Coverage ratio at June 30, 2021 (2)	2.11	2.11	2.05	2.60	N/A
Minimum Escalator Coverage Governor	1.8	1.8	N/A	1.8	N/A
Yearly Anniversary for Realization	November	May	October	May	June
Percentage Rent Reset Details
Reset Frequency	5 years	2 years	N/A	2 years	N/A
Next Reset	November 2023	May 2022	N/A	May 2022	N/A

(1)    In support of our tenants, compliance with this ratio has been waived for all periods impacted by COVID-19. The Bally's Master Lease ratio declines to 1.20 once annual rent reaches $60 million.

(2)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of June 30, 2021. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

(3)    In the third lease year the annual building base rent became $62.1 million and the annual land component was increased to $23.6 million. Building base rent shall be increased by 1.25% annually in the 5th and 6th lease year, 1.75% in the 7th and 8th lease year, and 2% in the 9th lease year and each year thereafter. On December 18, 2020, the Company and Caesars completed an Exchange Agreement (the "Exchange Agreement") with subsidiaries of Caesars in which Caesars transferred to the Company the real estate assets of Waterloo and Bettendorf in exchange for the transfer by the Company to Caesars of the real property assets of Tropicana Evansville, plus a cash payment of $5.7 million. In connection with the Exchange Agreement, the annual building base rent was increased to $62.5 million and the annual land component was increased to $23.7 million.

(4)    If the CPI increase is at least 0.5% for any lease year, then the rent under the Bally's Master Lease shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

Lease Information

Single Property Leases
	Belterra Park Lease operated by BYD	PENN-Meadows Lease	Lumière Place Lease operated by CZR	Casino Queen Lease	PENN - Morgantown Lease	PENN- Perryville Lease
Commencement Date	10/15/2018	9/9/2016	9/29/2020	1/23/2014	10/1/2020	7/1/2021
Lease Expiration Date	04/30/2026	9/30/2026	10/31/2033	1/23/2029	10/31/2040	6/30/2041
Remaining Renewal Terms	25 (5x5 years)	19 (3x5years, 1x4 years)	20 (4x5 years)	20 (4x5 years)	30 (6x5 years)	15 (3x5 years)
Corporate Guarantee	No	Yes	Yes	No	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage (1)	1.4	1.2	1.2	1.4	N/A	1.2
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	N/A	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	5% (2)	2%	2%	1.5%	1.5% (3)
Coverage ratio at June 30, 2021 (4)	4.17	1.40	2.74	2.01	N/A	N/A
Minimum Escalator Coverage Governor	1.8	2.0	1.2 (5)	1.8	N/A	N/A
Yearly Anniversary for Realization	May	October	October	February	TBD	July
Percentage Rent Reset Details
Reset Frequency	2 years	2 years	N/A	5 years	N/A	N/A
Next Reset	May 2022	October 2022	N/A	February 2024	N/A	N/A

(1)    In support of our tenants, compliance with this ratio has been waived for all periods impacted by COVID-19.

(2)    Meadows contains an annual escalator for up to 5% of the base rent, if certain rent coverage ratio thresholds are met, which remains at 5% until the earlier of 10 years or the year in which total rent is $31 million, at which point the escalator is reduced to 2%.

(3)    For the second through fourth lease years, after which time the annual escalation becomes 1.25% to the extent CPI for the preceding lease year is at least 0.5%.

(4)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of June 30, 2021. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

(5)     For the first five lease years after which time the ratio increases to 1.8.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and REIT Cash NOI, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and REIT Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. REIT Cash NOI is rental and other property income, inclusive of rent credits recognized in connection with the Tropicana Las Vegas transaction, less cash property level expenses. REIT Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent adjustments and non-cash ground lease income and expense. It is management's view that REIT Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and REIT Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments, gains on sale of operations, net of tax, and losses on debt extinguishment reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, gains or losses from sales of property and operations, net of tax, stock based compensation expense, straight-line rent adjustments, the amortization of land rights, and losses on debt extinguishment. For financial reporting and debt covenant purposes, the Company includes the amounts of non-cash rents earned in FFO, AFFO, and Adjusted EBITDA. Finally, we have defined REIT Cash NOI as Adjusted EBITDA for the REIT excluding real estate general and administrative expenses and including stock based compensation expense and (gains) or losses from sales of property.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and REIT Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share, Adjusted EBITDA and REIT Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our ability to increase AFFO through portfolio expansion and diversification and the potential impact of future transactions, if any. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the effect of pandemics, such as COVID-19, on GLPI as a result of the impact of such pandemics may have on the business operations of GLPI’s tenants and their continued ability to pay rent in a timely manner or at all; GLPI’s ability to successfully consummate the announced transactions with Bally's, and Casino Queen, including the ability of the parties to satisfy the various conditions to closing, including receipt of all required regulatory approvals, or other delays or impediments to completing the proposed transactions; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.            Investor Relations
Matthew Demchyk, Chief Investment Officer        Joseph Jaffoni, Richard Land, James Leahy at JCIR
610/401-2900                        212/835-8500
investorinquiries@glpropinc.com                glpi@jcir.com